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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                               ----------------

  We consent to the incorporation be reference in the Prospectuses prepared in accordance with the requirements of Form S-2 (File No. 33-26582) and Form S-3 (File No. 33-28391) of our report dated February 10, 1995, which contains an explanatory paragraph related to changes in accounting methods, accompanying the consolidated financial statements and the consolidated financial statement schedules of Chesapeake Utilities Corporation as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994, included in this Annual Report on Form 10-K of Chesapeake Utilities Corporation.

                                          Coopers & Lybrand, L.L.P.

Baltimore, Maryland
March 30, 1995

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